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                                                                      EXHIBIT 11

                            DAIN RAUSCHER CORPORATION
                        COMPUTATION OF EARNINGS PER SHARE
               (UNAUDITED, IN THOUSANDS, EXCEPT PER-SHARE AMOUNTS)





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
                                                            THREE MONTHS ENDED MARCH 31,
                                                            ----------------------------
                                                               2000              1999
                                                            ----------------------------
BASIC EARNINGS PER SHARE:
   Net income..........................................     $   39,989     $     22,590
                                                            ----------     ------------


   Weighted average common shares outstanding..........         12,741           12,477
                                                            ==========     ============

Basic earnings per share...............................     $     3.14     $       1.81
                                                            ==========     ============



EARNINGS PER SHARE ASSUMING DILUTION:
   Net income..........................................     $   39,989     $     22,590
                                                            ==========     ============

Weighted average number of common and dilutive
   potential common shares outstanding.................

   Weighted average common shares outstanding..........         12,741           12,477
   Dilutive effect of stock options (net of tax benefits)          490              296
   Shares credited to deferred compensation
      plan participants................................            809              499
                                                            ----------     ------------

Weighted average number of common and dilutive
      potential common shares outstanding..............         14,040           13,272
                                                            ==========     ============

Diluted earnings per share.............................     $     2.85     $       1.70
                                                            ==========     ============
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